Exhibit 1.1

Ventas, Inc.

Common Stock

($0.25 par value)

AMENDMENT NO. 1 TO

ATM EQUITY OFFERINGSM SALES AGREEMENT

February 23, 2021

AMENDMENT NO. 1, dated as of February 23, 2021 (the “Amendment No. 1”) by and among Ventas, Inc., a Delaware corporation (the “Company”), BofA Securities, Inc. (f/k/a Merrill Lynch, Pierce, Fenner & Smith Incorporated), Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC as sales agent and/or principal (each, an “Agent,” and collectively, the “Agents”) to that certain ATM Equity OfferingSM Sales Agreement, dated July 31, 2018 (the “Agreement”).

W I T N E S S E T H:

WHEREAS, the Company, BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, UBS Securities LLC and Wells Fargo Securities, LLC are parties to the Agreement (the “Original Parties”);

WHEREAS, the Original Parties wish to amend the Agreement to modify the definition of certain defined terms set forth in the Agreement and used therein, and to add Jefferies LLC, Mizuho Securities USA LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and TD Securities (USA) LLC (together, the “Additional Parties”) as parties to the Agreement;

WHEREAS, the Additional Parties wish to become parties to the Agreement, in each case with effect on and after February 23, 2021 (the “Effective Date”); and

WHEREAS, this Amendment No. 1 shall constitute an amendment to the Agreement, which shall remain in full force and effect as amended by this Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual agreement to amend the Agreement, the parties hereto, intending legally to be bound, hereby amend and modify the Agreement as of the date hereof as follows:

Section 1.      Definitions. Unless otherwise specified herein, capitalized terms used herein shall have the respective meetings assigned thereto in the Agreement.

Section 2.      Representation and Warranty. The Company represents and warrants to the Agents that this Amendment No. 1 has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

Section 3.      Amendment of the Agreement.

(a)           On and after the Effective Date, the references to the “Registration Statement” as of any time shall refer to the automatic shelf registration statement (File No. 333-253415), including a prospectus, filed by the Company with the Commission on Form S-3 to be used in connection with the public offering and sale of certain securities of the Company, including the Shares, as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B; provided, however, that the “Registration Statement,” without reference to a time, means such registration statement, as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Shares within the meaning of Rule 430B(f)(2), including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.

(b)           On and after the Effective Date, the references to “Prospectus Supplement” shall refer to the prospectus supplement relating to the offering and sale of the Shares filed by the Company with the Commission pursuant to Rule 424(b) on the date hereof, in the form furnished by the Company to the Agents in connection with the offering of the Shares, as amended by the prospectus supplement filed most recently with the Commission in accordance with Section 3(b), 3(c) or 3(n) of the Agreement, as the case may be, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act.

(c)           On and after the Effective Date, the references to “Agent” and “Agents” shall refer to each of BofA Securities, Inc., Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, UBS Securities LLC and Wells Fargo Securities, LLC.

(d)           On and after the Effective Date, Annex II of the Agreement is amended to add the following:

•	Jefferies LLC, 520 Madison Avenue, New York, New York 10022, Attention: General Counsel
•	Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, Attention: J.T. Deignan, Email: JT.Deignan@mizuhogroup.com

•	Scotia Capital (USA) Inc., 250 Vesey Street, New York, New York 10281, Attention: Equity Capital Markets with copy to Chief Legal Officer, U.S., fax: (212) 225-6553, email: us.ecm@scotiabank.com and us.legal@scotiabank.com
•	SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th floor, New York, New York 10172, Attention: Equity Capital Markets, telephone: 212-224-5496, email: nyecm@smbcnikko-si.com
•	TD Securities (USA) LLC, c/o Equity Capital Markets, 1 Vanderbilt Avenue New York, NY 10017; email: USTMG@tdsecurities.com.

(e)           On and after the Effective Date, Annex II of the Agreement is amended to replace the notice information for Credit Agricole Securities (USA) Inc with the following:

•	Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, Attention: Equity Capital Markets; email: equitycapitalmarkets@ca-cib.com.

(f)            Section 9(d) is hereby replaced in its entirety with the following to add reference to Section 22:

In the event of any termination under this Section 9, no party hereto will have any liability to any other party hereto, except that (i) the Agents shall be entitled to any commissions earned in accordance with Section 2(b) hereof, (ii) if at the time of termination (A) an Agent shall own any Shares purchased by it as principal or (B) an offer to purchase any Shares has been accepted by the Company but the Settlement Date has not occurred, the covenants set forth in Section 3 hereof shall remain in effect until such Shares are resold or so delivered, as the case may be, and (iii) Sections 3(h), 4, 6, 7, 8, 12, 13, 14, 15 and 22 hereof shall remain in effect.

(g)           The following shall be added as Section 22 of the Sales Agreement:

Section 22. Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights under this Agreement that may be exercised against such Representative are permitted to be exercised to no greater extent than such default rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)       For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(d)       For the avoidance of doubt, the Agreement, as amended by this Amendment No. 1, shall be governed by the laws of the State of New York as provided in Section 14 of the Agreement.

(h)       Notwithstanding anything to the contrary contained herein, this Amendment No. 1 shall not have any effect on offerings and sales of Shares prior to the Effective Date or on the terms of the Agreement, and the rights and obligations of the parties thereunder, insofar as they relate to such offerings or sales, including, without limitation, the representations, warranties and agreements (including the indemnification and contribution provisions), as well as the definitions of “Registration Statement,” “Prospectus Supplement,” “Agent” and “Agents,” contained in the Agreement prior to the Effective Date.

Section 4.         Applicable Law. This Amendment No. 1 and any claim, controversy or dispute arising hereunder or related hereto shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its choice of law provisions.

Section 5.         Entire Agreement. The Agreement, as amended by this Amendment No. 1, represents the entire agreement between the Company and each Agent with respect to the subject matter thereof and hereof.

Section 6.        Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment No. 1. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

VENTAS, INC.

By:	/s/ Robert F. Probst
	Name:	Robert F. Probst
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to ATM Equity Offeringsm Sales Agreement Amendment]

Accepted as of the date hereof:

BofA Securities, Inc.

By:	/s/ Gray Hampton
	Name:	Gray Hampton
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Jose Ricaud
	Name:	Jose Ricaud
	Title:	Vice President

Credit Agricole Securities (USA) Inc.

By:	/s/ Jean S. Bel
	Name:	Jean S. Bel
	Title:	Managing Director, Co-Head GIB Americas

JEFFERIES LLC

By:	/s/ Gregory S. Rinsky
	Name:	Gregory S. Rinsky
	Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Stephanie Little
	Name:	Stephanie Little
	Title:	Executive Director

mizuho securities usa llc

By:	/s/ John T. Deignan
	Name:	John T. Deignan
	Title:	Managing Director

[Signature Page to ATM Equity Offeringsm Sales Agreement Amendment]

Morgan Stanley & Co. LLC

By:	/s/ Doris Lo
	Name:	Doris Lo
	Title:	Vice President

MUFG Securities Americas Inc.

By:	/s/ Jason J. Demark
	Name:	Jason J. Demark
	Title:	Director

RBC Capital Markets, LLC

By:	/s/ Asad Kazim
	Name:	Asad Kazim
	Title:	Managing Director, Head of US Real Estate

Scotia capital (usa) inc.

By:	/s/ John Cronin
	Name:	John Cronin
	Title:	Managing Director & Head

SMBC Nikko securities america, inc.

By:	/s/ Michelle Petropoulos
	Name:	Michelle Petropoulos
	Title:	Managing Director

td securities (usa) llc

By:	/s/ Brad Limpert
	Name:	Brad Limpert
	Title:	Managing Director

[Signature Page to ATM Equity Offeringsm Sales Agreement Amendment]

UBS Securities LLC

By:	/s/ Jesse O'Neil
	Name:	Jesse O'Neil
	Title:	Executive Director

By:	/s/ Alexander Johnson
	Name:	Alexander Johnson
	Title:	Director

Wells Fargo Securities, LLC

By:	/s/ Elizabeth Alvarez
	Name:	Elizabeth Alvarez
	Title:	Managing Director

[Signature Page to ATM Equity Offeringsm Sales Agreement Amendment]